Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS





Board  of  Directors
Temporary  Financial  Services,  Inc.  and  Subsidiary


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 15, 2001, relating to the consolidated financial statements of Temporary Financial Services, Inc. and Subsidiary. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


                           /s/ LeMASTER & DANIELS PLLC
                          Certified Public Accountants




Spokane,  Washington
September  26,  2001